CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 8, 2017 (Date of earliest event reported)
MedAmerica Properties Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

5200 Town Center Circle, Suite 550, Boca Raton, Florida (Address of principal executive offices)	33486 (Zip Code)

(561) 617-8050 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 8, 2017, Joseph C. Bencivenga was appointed president of MedAmerica Properties Inc. (“MedAmerica” or the “Company”).

Mr. Bencivenga, 58, in addition to serving as the Company’s president, is currently is a financial consultant with PKS Group LLC and a Registered Investment Advisor with Wealth Management Group, LLC. Prior to joining MedAmerica, Mr. Bencivenga spent more than 30 years in investment banking in New York, California, and London with Barclays Capital, Salomon Brothers, Drexel Burnham, and Lehman Brothers, among other firms. Beginning in February 2012 until April 2014, he was a partner at G C Andersen Partners, LLC. In June 2010 until February 2012, he worked as Founder and Managing Member of JBENZ Consulting. Prior to these roles, from 2005 until 2010, Mr. Bencivenga was a founding partner of a $5 billion hedge fund whose business included lending to and investing private equity in small to medium sized companies. During his tenure at Barclays Capital beginning in August 1997 until February 2001, Mr. Bencivenga served as Managing Director/Global Head of High Yield, and his team originated over 75 high yield, mezzanine and bridge loan transactions and acted as lead or joint lead on over twenty transactions. Mr. Bencivenga has also served as Board member for numerous companies providing strategic financial advice in businesses in real estate, music, gaming, solid waste management, and many other industries. Mr. Bencivenga has a Master in Business Administration - Finance and a Bachelor of Science in Marketing from Fairleigh Dickinson University.

In connection with his appointment as president, Mr. Bencivenga entered into a consulting agreement (the “Agreement”) with the Company. The term of the Agreement began on August 8, 2017, and continues on a month to month basis unless terminated by either party upon thirty (30) days prior written notice. Mr. Bencivenga will receive a consulting fee at a rate of $5,000 per month for providing professional consulting services to the Company and fulfilling the duties as president of the Company. Under the terms of the Agreement, the Company will reimburse Mr. Bencivenga for all of his actual, documented expenses which have been pre-approved in writing by the Company and up to $15,000 per year for health related benefits.

The foregoing description of Mr. Bencivenga’s consulting agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the agreement which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

On August 11, 2017, the Company issued a press release announcing the appointment of Mr. Bencivenga as the president of the Company. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1 99.1	Consulting Agreement, effective August 8, 2017, between MedAmerica Properties Inc. and Joseph C. Bencivenga Press Release, dated August 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc. By: /s/ Christopher J. Hubbert Name: Christopher J. Hubbert Title: Secretary
Dated August 11, 2017